Investor Presentation THIRD QUARTER 2020 THIRD QUARTER 2020

Cautionary Notice Regarding Forward-Looking Statements This press release contains “forward-looking statements” within the meaning, and protections, of Section 27A of the by other financial institutions that adversely affect us or the banking industry; our concentration in commercial real Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, estate loans; the failure of assumptions and estimates, as well as differences in, and changes to, economic, market statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal and credit conditions; the impact on the valuation of our investments due to market volatility or counterparty conditions in our markets, and improvements to reported earnings that may be realized from cost controls, tax law payment risk; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking changes, new initiatives and for integration of banks that we have acquired, or expect to acquire, including FBPB and organizations generally; the risks of mergers, acquisitions and divestitures, including our ability to continue to Fourth Street, as well as statements with respect to Seacoast's objectives, strategic plans, including Vision 2020, identify acquisition targets and successfully acquire desirable financial institutions; changes in technology or expectations and intentions and other statements that are not historical facts, any of which may be impacted by the products that may be more difficult, costly, or less effective than anticipated; our ability to identify and address COVID-19 pandemic and related effects on the U.S. economy. Actual results may differ from those set forth in the increased cybersecurity risks; inability of our risk management framework to manage risks associated with our forward-looking statements. business; dependence on key suppliers or vendors to obtain equipment or services for our business on acceptable terms; reduction in or the termination of our ability to use the mobile-based platform that is critical to our business Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters, health emergencies, anticipations, assumptions, estimates and intentions about future performance, and involve known and unknown epidemics or pandemics, or other catastrophic events that may affect general economic conditions; unexpected risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, outcomes of and the costs associated with, existing or new litigation involving us; our ability to maintain adequate performance or achievements of Seacoast to be materially different from future results, performance or internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage achievements expressed or implied by such forward-looking statements. You should not expect us to update any resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that our forward-looking statements. deferred tax assets could be reduced if estimates of future taxable income from our operations and tax planning strategies are less than currently estimated and sales of our capital stock could trigger a reduction in the amount of All statements other than statements of historical fact could be forward-looking statements. You can identify these net operating loss carryforwards that we may be able to utilize for income tax purposes; the effects of competition forward-looking statements through our use of words such as “may”, “will”, “anticipate”, “assume”, “should”, from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “further”, “plan”, “point brokerage firms, insurance companies, money market and other mutual funds and other financial institutions to”, “project”, “could”, “intend”, “target” or other similar words and expressions of the future. These forward-looking operating in our market areas and elsewhere, including institutions operating regionally, nationally and statements may not be realized due to a variety of factors, including, without limitation: the effects of future internationally, together with such competitors offering banking products and services by mail, telephone, computer economic and market conditions, including seasonality and the adverse impact of COVID-19 (economic and and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. otherwise); governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes, including potential future legislation enacted All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this as a result of the upcoming 2020 election; changes in accounting policies, rules and practices, including the impact of cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form the adoption of CECL; our participation in the PPP program the risks of changes in interest rates on the level and 10-K for the year ended December 31, 2019, and quarterly reports on Form 10-Q for the quarters ended March 31, composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive 2020, June 30, 2020, and September 30, 2020, under “Special Cautionary Notice Regarding Forward-Looking assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; uncertainty related to the Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request impact of LIBOR calculations on securities and loans; changes in borrower credit risks and payment behaviors; from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and www.sec.gov. sales volumes of residential and commercial real estate; our ability to comply with any regulatory requirements; the effects of problems encountered THIRD QUARTER 2020 2

Agenda 1 ABOUT SEACOAST BANK 2 COMPANY PERFORMANCE 3 LENDING AND CREDIT 4 CAPITAL 5 DIGITAL AND MULTI CHANNEL DISTRIBUTION 6 APPENDIX THIRD QUARTER 2020 3

Valuable Florida Franchise, Well Positioned with Strong Capital, Liquidity and Disciplined Credit Culture Seacoast Customer Map • $8.3 billion in assets as of • Highly disciplined credit portfolio September 30, 2020, operating in the nation’s third-most populous state • Prudent liquidity position • Strong and growing presence in four of Florida’s most attractive MSAs • Strong capital position ▪ #1 Florida-based bank in Orlando ▪ #1 share in Port St Lucie • Steady increase in shareholder value with tangible book value per share ▪ #2 Florida-based bank in West Palm increasing 12% on an annualized basis Beach/Fort Lauderdale ▪ #2 Florida-based community bank in • Active board with a diverse range of Tampa experience and expertise • Market Cap: $1.0 billion as of September 30, 2020 Valuable Florida Franchise with Disciplined Growth Strategy, Benefiting from Fortress Balance Sheet with Robust Capital Generation, Prudent Liquidity Position, and Strict Credit Underwriting THIRD QUARTER 2020 4

Agenda 1 ABOUT SEACOAST BANK 2 COMPANY PERFORMANCE 3 LENDING AND CREDIT 4 CAPITAL 5 DIGITAL AND MULTI CHANNEL DISTRIBUTION 6 APPENDIX THIRD QUARTER 2020 5

Net Interest Income and Margin • Excluding both accretion on acquired loans and the effect of PPP loans, net interest margin1 in the third quarter was 3.42% compared to 3.46% in the prior quarter. • Net interest income1 totaled $63.6 million, a decrease of $3.8 million, or 6%, from the prior quarter and an increase of $2.6 million, or 4%, from the third quarter of 2019. Interest income declined by $5.1 million compared to the prior quarter, largely due to the change in the timing of fees recognized on PPP loans. The effect on net interest income was offset by a decrease of $1.3 million in interest expense. • Fees earned by Seacoast to originate PPP loans totaled $17.2 million, and are deferred and recognized as an adjustment to yield over time. At the end of the second quarter of 2020, we expected that the SBA's PPP forgiveness process would begin quickly. By the end of the third quarter of 2020, as a result of SBA delays, we have changed from the accelerated fee recognition schedule used in the second quarter of 2020, and have begun recognizing fees on a schedule aligned with the full contractual maturity of the loans. This resulted in only $0.2 million in PPP fees recognized in the third quarter of 2020, compared to $4.0 million in the second quarter of 2020. This is only a timing issue, as the remaining SBA fees will be recognized over the remaining terms of the loans with actual forgiveness events accelerating that recognition if and when those events occur. 1Calculated on a fully taxable equivalent basis using amortized cost THIRD QUARTER 2020 6

Strong Growth and Record Results in Noninterest Income Noninterest Income ($ in thousands) Adjusted Noninterest Income1 ($ in thousands) 2 3 Noninterest income increased $1.9 million sequentially to $16.9 million, and adjusted noninterest income1 increased $3.2 million to $16.9 million sequentially. Changes include: • Mortgage banking fees increased $1.7 million, or 48%, compared to the second quarter of 2020 to a record $5.3 million, as Seacoast continues to capitalize on the robust residential refinance market and strength in the Florida housing market. Seacoast’s mortgage team has adapted quickly to the heightened demand by increasing customer service level standards with realtors, refinance customers, and new home buyers, resulting in stronger performance than competitors. • Interchange revenue increased by $0.5 million to a record $3.7 million, reflecting the benefit of recent growth in business banking customers and marketing targeted at increasing spend behavior by our customers. • Wealth management income increased to a record $2.0 million, reflecting the benefit of continued growth in assets under management, reaching $793 million at September 30, 2020, a 31% increase from the prior year. • Other income includes securities gains of $1.2 million in the second quarter of 2020, offset by nominal activity in the third quarter of 2020. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP 2Other Income includes marine finance fees, swap related income and other fees related to customer activity as well as securities THIRD QUARTER 2020 gains of $1.2 million in 2Q'20 and securities losses of $0.8 million in 3Q'19. 3Other Income on an adjusted basis includes marine finance fees, swap related income and other fees related to customer activity. 7

Continued Focus on Disciplined Expense Control Noninterest Expense ($ in thousands) Adjusted Noninterest Expense1 ($ in thousands) 2 2 Noninterest expense increased $9.3 million and adjusted noninterest expense1 increased $4.8 million sequentially. Results for the third quarter include $4.3 million of merger- related costs and $0.5 million in branch consolidation costs, both of which are excluded on an adjusted basis. Changes quarter-over-quarter on an adjusted basis include: • Salaries and benefits increased by $3.0 million, or 13%. In the second quarter of 2020, higher loan production driven by the PPP program resulted in higher deferrals of related salary expenses in that quarter, impacting the quarter-over-quarter comparison by $2.9 million. • Legal and professional decreased $0.3 million reflecting lower legal fees incurred on non-merger related activities. • Other expenses increased $1.4 million, or 27%, which reflects the impact of higher mortgage loan production-related expenses associated with higher production volumes, higher marketing costs, and higher executive recruiting fees in the quarter. • Provision for credit losses on unfunded commitments increased $0.6 million, primarily associated with loan commitments acquired in the Freedom Bank merger. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP 2Other Expense includes marketing expenses and other expenses associated with ongoing business operations. THIRD QUARTER 2020 8

Efficiency Ratio Trend GAAP - Efficiency Adjusted - Efficiency1 First Green Bank Palm Beach Freedom CommunityPBCB Bank and Bank and NorthNorthStar Star Bank Bank Acquisitions First Bank of the Palm Beaches Palm Beach Community and Palm Bank AcquisitionNorth Star • The efficiency ratio was 61.6% compared to 50.1% in the prior quarter and 48.6% in the third quarter of 2019. Merger-related costs of $4.3 million, branch consolidation costs of $0.5 million, and lower PPP related revenue were primary drivers of the increase in efficiency ratio. • The adjusted efficiency ratio1 was 54.8% compared to 49.6% in the prior quarter and 49.0% in the third quarter of 2019. The current quarter was impacted by the change in PPP fee accretion. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP THIRD QUARTER 2020 9

Disciplined Approach to Lending in an Uncertain Environment Total Loans Outstanding ($ in millions) • Loans outstanding totaled $5.9 billion, an increase of $872 million, or 17%, year-over-year. • New non-PPP loan originations of $338 million in the third quarter compared to $311 million in the prior quarter, with strong results in saleable residential mortgage offset by lower commercial production. • Excluding loans of $309 million acquired from Freedom Bank and PPP loans, loans outstanding decreased by $231 million quarter-over-quarter, affected by high levels of portfolio runoff, lesser pipeline-building activities earlier in the year during pandemic-related shutdowns, and lower demand for credit facilities from business customers. • Exiting the third quarter of 2020, pipelines were $256 million in commercial, $17 million in consumer, and $183 million in residential mortgages, compared to $117 million, $31 million and $108 million, respectively, in the prior quarter. • The yield on loans, excluding PPP and accretion on acquired loans, declined from 4.31% in the second quarter of 2020 to 4.22% in the third quarter, driven by early payoffs and the lower yield curve. THIRD QUARTER 2020 10

Strong Deposit Franchise Supported by Attractive Markets Deposits Outstanding ($ in millions) • Total deposits increased $248 million, or 4%, quarter- over-quarter and increased $1.2 billion, or 22%, compared to the third quarter of 2019. • Excluding deposits of $330 million acquired from Freedom Bank, deposits decreased $81.1 million, or 1%, compared to the prior quarter. Third quarter balances include a decrease of $47 million in brokered deposits. • Overall cost of deposits decreased to 24 basis points from 31 basis points in the prior quarter. • Transaction accounts increased 37% year-over-year, reflecting continued strong growth in core customer 55% balances, and represent 55% of overall deposit funding. • We estimate that 60% of funds from PPP originations remain in deposit accounts. THIRD QUARTER 2020 11

Cost of Deposits Deposit Mix and Cost of Deposits Trended Cost of Deposits 0.73% 0.61% 0.57% 0.31% 0.24% Cost of Deposits Cost of deposits declined seven basis points quarter over quarter, reflecting the significant value of the deposit franchise. We believe that Seacoast's continued focus on organic growth and relationship-based funding, in combination with its innovative analytics platform, supports a well-diversified low-cost deposit portfolio. THIRD QUARTER 2020 12

Investment Securities Performance and Composition Portfolio yield declined 56 basis points to 2.12% from 2.68% in the prior quarter. The decline is attributed to faster prepayments, rate resets and lower yielding portfolio additions in the third quarter. The net unrealized gain increased from $31.5 million to $33.6 million, largely due to Collateralized Loan Obligation (CLO) appreciation from June levels. Unrealized Gain (Loss) in Securities as of September 30, 2020 Amortized Unrealized Unrealized (in thousands) Cost Gains Loss Fair Value Available for Sale Government backed $ 8,518 $ 534 $ (1) $ 9,051 Agency mortgage backed 916,231 23,676 (646) 939,261 Private label MBS and CMOs 98,984 2,099 (298) 100,785 Municipal 34,312 2,168 (97) 36,383 CLO 203,834 157 (2,613) 201,378 Total Available for Sale $1,261,879 $ 28,634 $ (3,655) $1,286,858 Held to Maturity Agency mortgage backed $ 207,376 $ 8,642 $ (18) $ 216,000 Total Held to Maturity $ 207,376 $ 8,642 $ (18) $ 216,000 Total Securities $1,469,255 $ 37,276 $ (3,673) $1,502,858 THIRD QUARTER 2020 13

Investment Securities Performance and Composition Our portfolio remains primarily backed by US government agencies. Non-guaranteed mortgage bonds are absent any hotel, shopping, or industrial exposure and is 100% comprised of housing collateral. The CLO portfolio only includes AAA and AA bonds with weighted average credit support of 31% and only broadly syndicated loans. Investment Securities Ratings CLO Portfolio Non-Agency Mortgage Portfolio ($ in thousands) Loan Level Collateral % of Credit Unrealized % of Credit Market Type Portfolio Support1 Gain CLO Rating Portfolio1 Support2 OC3 Single 5% 27% $ 461 AAA 7% 36% 148% Family AA 7% 26% 130% Multi Family 2% 11% 1,340 Portfolio 7% 23% $ 1,802 Portfolio 14% 31% 139% 1Percentages based on face value 1Percentages based on face value 2Source Data (Bloomberg) 3Loan Level Market Over-Collateralization calculated using market value of portfolio loans plus cash divided by liabilities THIRD QUARTER 2020 14

Steady Increase in Shareholder Value • Compounded annual growth rate of 12% in tangible book value per share since 2017. • The decline in tangible book value per share during the first quarter of 2020 was primarily attributed to the Day-1 impact of the adoption of CECL. THIRD QUARTER 2020 15

Agenda 1 ABOUT SEACOAST BANK 2 COMPANY PERFORMANCE 3 LENDING AND CREDIT 4 CAPITAL 5 DIGITAL AND MULTI CHANNEL DISTRIBUTION 6 APPENDIX THIRD QUARTER 2020 16

Seacoast’s Lending Strategy Has Produced a Diverse, Sustainable Loan Portfolio At September 30, 2020 ($ in thousands) Paycheck Acquisition, Protection Development Program & Construction • Construction and land development and commercial $638,800 $280,610 real estate loans, as defined in regulatory guidance, Consumer 11% 5% Owner Occupied represent 28% and 165%, respectively, of total $192,216 Commercial Real consolidated risk based capital. 3% Estate $1,125,460 • Portfolio diversification in terms of asset mix, industry, 19% and loan type, has been a critical element of the Company's lending strategy. Exposure across Commercial & Financial industries and collateral types is broadly distributed. $833,083 • The Company does not have any purchased loan 14% syndications, shared national credits, or mezzanine finance. • Since the outbreak of COVID-19, the Company has not experienced any material increase in consumer or commercial line utilization. • Excluding PPP loans, Seacoast's average commercial loan size is $386 thousand. THIRD QUARTER 2020 17

Deferred Loans at October 31, 2020 At October 31, 2020, approximately 350 loans totaling $190 million, or 4% of total loans excluding PPP, were on payment deferral, compared to 13% of total loans excluding PPP at September 30, 2020. % of Total Loans on Segment on ($ in thousands) Deferral Deferral • Of loans with deferrals that have expired: Acquisition, Development • 90% returned to making contractual & Construction $ 3,621 1% payments or paid off the balance Owner Occupied entirely. Commercial Real Estate 39,272 3 • 7% are still in the billing cycle. Commercial Real Estate 76,780 5 • 1% are 30+ days past due. Residential Real Estate 35,327 3 • 2% were provided additional accommodations. Commercial & Financial 34,284 4 Consumer 1,633 1 Total $ 190,917 4% THIRD QUARTER 2020 18

OOCRE, CRE and AD&C Loans are Widely Distributed Across Asset Value Type and Industry As of October 31, 2020 OOCRE & Acquisition, Commercial Real Development & On Deferred % of Category ($ in thousands) Estate Construction Total % of Total Loans Payment Status Deferred Office Building $ 736,415 $ 14,037 $ 750,452 13% $ 30,893 4% Retail 442,082 21,398 463,480 8 26,941 6 Industrial & Warehouse 377,311 6,279 383,590 7 9,167 2 Other Commercial Property 263,721 24 263,745 4 6,632 3 Healthcare 204,785 20,916 225,701 4 5,927 3 Apartment Building / Condominium 153,264 29,394 182,658 3 8,407 5 Hotel / Motel 132,491 2,878 135,369 2 14,049 10 Vacant Lot 7,149 73,624 80,773 1 3,300 4 1-4 Family Residence - Individual Borrowers — 60,471 60,471 1 — — Convenience Store 55,395 — 55,395 1 1,496 3 Restaurant Food & Beverage 43,545 1,811 45,356 1 4,619 10 Church 29,571 — 29,571 1 2,386 8 School / Education 22,131 3,916 26,047 — 3,237 12 1-4 Family Residence - Spec Home — 23,805 23,805 — — — Agriculture 21,726 — 21,726 — 321 1 1-4 Family Residence - Builder Lines — 20,884 20,884 — — — Manufacturing Building 18,250 — 18,250 — — — Recreational Property 14,941 — 14,941 — 2,061 14 Other Properties 17,628 1,488 19,116 — 237 1 Total $ 2,540,405 $ 280,925 $ 2,821,330 48% $ 119,673 4% THIRD QUARTER 2020 19

The Commercial & Financial Portfolio Exhibits Significant Industry Diversification As of October 31, 2020 Commercial & On Deferred Payment % of Category ($ in thousands) Financial % of Total Loans Status Deferred Management Companies1 $ 187,561 3% $ 301 —% Professional, Scientific, Technical & Other Services 97,603 2 772 1 Real Estate Rental & Leasing 83,164 1 4,908 6 Finance & Insurance 74,924 1 60 — Construction 73,829 1 2,892 4 Healthcare & Social Assistance 60,876 1 1,269 2 Manufacturing 54,604 1 1,777 3 Transportation & Warehousing 43,040 1 6,283 15 Wholesale Trade 37,171 1 11,732 32 Retail Trade 24,009 — 116 — Educational Services 21,655 — — — Accomodation & Food Services 17,130 — 488 3 Administrative Support 13,512 — 13 — Public Administration 12,307 — — — Agriculture 11,402 — — — Other Industries 38,905 1 3,673 9 Total $ 851,692 15% $ 34,284 4% THIRD QUARTER 2020 1Primarily corporate aircraft and marine vessels associated with high net worth individuals 20

Allowance for Credit Losses Q3 Credit Costs $ (1,245) Changes in volume and mix Provision for accrued interest 400 receivable (reserve in Other Assets) (845) Provision for credit losses Provision for unfunded commitments 756 (reserve in Other Liabilities) (89) Q3 credit costs The allowance for credit losses (“ACL”) at September 30, 2020 increased to $94.0 million, or 1.80% of non-PPP loans, from 1.76% at June 30, 2020. The acquisition of Freedom Bank in August added $5.8 million to the ACL on the portion of loans designated as purchased with credit deterioration (“PCD”), which is recognized as an adjustment to the loans’ cost basis, not through the provision for credit losses. This increase was partially offset by lower balances of non-acquired loans. THIRD QUARTER 2020 21

Allowance for Credit Losses and Purchase Discount Loan Allowance for ($ in thousands) Outstandings Credit Losses % of Category Purchase Discount % of Category Acquisition, Development & Construction $ 280,610 $ 7,701 2.74% $ 788 0.28 % Owner Occupied Commercial Real Estate 1,125,460 7,219 0.64 7,113 0.63 Commercial Real Estate 1,394,464 34,019 2.44 18,040 1.29 Residential Real Estate 1,393,396 17,325 1.24 3,326 0.24 Commercial & Financial 833,083 24,654 2.96 4,411 0.53 Consumer 192,216 3,095 1.61 157 0.08 Total Excluding PPP $ 5,219,229 $ 94,013 1.80% $ 33,835 0.65 % Paycheck Protection Program $ 638,800 $ — — % $ 782 0.12 % Total $ 5,858,029 $ 94,013 1.60% $ 34,618 0.59 % The allowance for credit losses of $94.0 million as of September 30, 2020 reflects management’s estimate of lifetime expected credit losses. The remaining unrecognized discount on acquired loans of $34.6 million will be earned as an adjustment to yield over the life of the loans. The Freedom Bank acquisition resulted in the addition of $8.0 million of purchase discount. Additionally, a reserve for potential credit losses on lending-related commitments of $3.0 million is reflected within Other Liabilities. THIRD QUARTER 2020 22

Asset Quality Trends ($ in thousands) 3Q’20 increase includes additions of $3.0 million from the Freedom Bank acquisition and a net increase of $4.0 million in portfolio loans, including one for $3.3 million that paid off in October. Allowance for Credit Losses Criticized Loans as a % of Risk-Based Capital Adoption of CECL on January 1, 2020 resulted in an increase of $21.2 million in ACL, from 3Q'20 increase in "Special Mention" reflects a conservative approach to grading in the pandemic, 0.68% to 1.08%. resulting in the addition of $54 million, the majority of which is hotels. THIRD QUARTER 2020 23

Agenda 1 ABOUT SEACOAST BANK 2 COMPANY PERFORMANCE 3 LENDING AND CREDIT 4 CAPITAL 5 DIGITAL AND MULTI CHANNEL DISTRIBUTION 6 APPENDIX THIRD QUARTER 2020 24

Strong Capital Tangible Book Value and Book Value Per Share Tangible Common Equity / Tangible Assets Return on Tangible Common Equity Total Risk Based and Tier 1 Capital 1 10.0%2 8.0%2 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP THIRD QUARTER 2020 2FDICIA defines well capitalized as 10.0% for total risk based capital and 8.0% for Tier 1 ratio at a total Bank level 25

Agenda 1 ABOUT SEACOAST BANK 2 COMPANY PERFORMANCE 3 LENDING AND CREDIT 4 CAPITAL 5 DIGITAL AND MULTI CHANNEL DISTRIBUTION 6 APPENDIX THIRD QUARTER 2020 26

Seacoast’s Integrated Delivery Model Has Enabled the Bank to Effectively Serve Customers Throughout the Pandemic As a result, we've seen strong momentum in usage of digital tools and other non-branch delivery channels % of consumer deposits completed outside of the % of residential sales 59% 22% originated from alternative branch. delivery channels. Up 8% over prior year. % of business deposits Number of branch completed outside of the appointments set via digital 44% branch. 10k+ appointment tool on Up 11% over prior year. Seacoast's website. Customer outreach calls % increase in business online triggered by Seacoast's 26% users vs. prior year. 35k+ proprietary Connections platform. % increase in consumer 13% online users vs. prior year. All metrics as of Q'20 THIRD QUARTER 2020 27

Contact Details: Seacoast Banking Corporation of Florida Tracey L. Dexter Executive Vice President Chief Financial Officer (772) 403-0461 INVESTOR RELATIONS NASDAQ: SBCF www.SeacoastBanking.com THIRD QUARTER 2020 28

Agenda 1 ABOUT SEACOAST BANK 2 COMPANY PERFORMANCE 3 LENDING AND CREDIT 4 CAPITAL 5 DIGITAL AND MULTI CHANNEL DISTRIBUTION 6 APPENDIX THIRD QUARTER 2020 29

Explanation of Certain Unaudited Non-GAAP Financial Measures This presentation contains financial information determined by These measures are also useful in understanding performance methods other than Generally Accepted Accounting Principles trends and facilitate comparisons with the performance of other (“GAAP”). The financial highlights provide reconciliations between financial institutions. The limitations associated with operating GAAP and adjusted financial measures including net income, measures are the risk that persons might disagree as to the noninterest income, noninterest expense, tax adjustments and appropriateness of items comprising these measures and that other financial ratios. Management uses these non-GAAP financial different companies might define or calculate these measures measures in its analysis of the Company’s performance and believes differently. The Company provides reconciliations between GAAP these presentations provide useful supplemental information, and a and these non-GAAP measures. These disclosures should not be clearer understanding of the Company’s performance. The considered an alternative to GAAP. Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. THIRD QUARTER 2020 30

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 3Q'20	2Q'20	1Q'20	4Q'19	3Q'19	Nine Months Ended 3Q'20	3Q'19
Net Income	**$ 22,628**	**$ 25,080**	**$ 709**	**$ 27,176**	**$ 25,605**	**$ 48,417**	**$ 71,563**
Total noninterest income	16,946	15,006	14,688	16,376	13,943	46,640	40,356
Securities (gains)/losses, net	(4)	(1,230)	(19)	(2,539)	847	(1,253)	1,322
BOLI benefits on death (included in other income)	—	—	—	—	(956)	—	(956)
Total Adjustments to Noninterest Income	(4)	(1,230)	(19)	(2,539)	(109)	(1,253)	366
Total Adjusted Noninterest Income	**16,942**	**13,776**	**14,669**	**13,837**	**13,834**	**45,387**	**40,722**
Total noninterest expense	51,674	42,399	47,798	38,057	38,583	141,871	122,682
Merger related charges	(4,281)	(240)	(4,553)	(634)	—	(9,074)	(335)
Amortization of intangibles	(1,497)	(1,483)	(1,456)	(1,456)	(1,456)	(4,436)	(4,370)
Business continuity expenses	—	—	(307)	—	(95)	(307)	(95)
Branch reductions and other expense initiatives	(464)	—	—	—	(121)	(464)	(1,846)
Total Adjustments to Noninterest Expense	(6,242)	(1,723)	(6,316)	(2,090)	(1,672)	(14,281)	(6,646)
Total Adjusted Noninterest Expense	**45,432**	**40,676**	**41,482**	**35,967**	**36,911**	**127,590**	**116,036**
Income Taxes	6,992	7,188	(155)	8,103	8,452	14,025	21,770
Tax effect of adjustments	1,530	121	1,544	(110)	572	3,195	1,956
Effect of change in corporate tax rate on deferred tax assets	—	—	—	—	(1,135)	—	(1,135)
Total Adjustments to Income Taxes	1,530	121	1,544	(110)	(563)	3,195	821
Adjusted Income Taxes	8,522	7,309	1,389	7,993	7,889	17,220	22,591
Adjusted Net Income	**$ 27,336**	**$ 25,452**	**$ 5,462**	**$ 26,837**	**$ 27,731**	**$ 58,250**	**$ 77,754**
Earnings per diluted share, as reported	$ 0.42	$ 0.47	$ 0.01	$ 0.52	$ 0.49	$ 0.91	$ 1.38
Adjusted Earnings per Diluted Share	**0.50**	**0.48**	**0.10**	**0.52**	**0.53**	**1.09**	**1.50**
Average shares outstanding	54,301	53,308	52,284	52,081	51,935	53,325	51,996

Seacoast BANKING CORPORATION OF FLORIDA THIRD QUARTER 2020 31

GAAP to Non-GAAP Reconciliation

90 +YEARS

	Quarterly Trend					Nine Months Ended	
(Amounts in thousands except per share data)	3Q'20	2Q'20	1Q'20	4Q'19	3Q'19	3Q'20	3Q'19
Adjusted Noninterest Expense	$ 45,432	$ 40,676	$ 41,482	$ 35,967	$ 36,911	$ 127,590	$ 116,036
Foreclosed property expense and net gain/(loss) on sale	(512)	(245)	315	(3)	(262)	(442)	(48)
Provision for unfunded commitments	(756)	(178)	(46)	—	—	(980)	—
Net Adjusted Noninterest Expense	**$ 44,164**	**$ 40,253**	**$ 41,751**	**$ 35,964**	**$ 36,649**	**$ 126,168**	**$ 115,988**
Revenue	$ 80,449	$ 82,278	$ 77,865	$ 78,136	$ 74,891	$ 240,592	$ 222,214
Total Adjustments to Revenue	(4)	(1,230)	(19)	(2,539)	(109)	(1,253)	366
Impact of FTE adjustment	118	116	114	86	79	348	249
Adjusted Revenue on a Fully Taxable Equivalent Basis	**$ 80,563**	**$ 81,164**	**$ 77,960**	**$ 75,683**	**$ 74,861**	**$ 239,687**	**$ 222,829**
Adjusted Efficiency Ratio	**54.82 %**	**49.60 %**	**53.55 %**	**47.52 %**	**48.96 %**	**52.64 %**	**52.05 %**
Net Interest Income	$ 63,503	$ 67,272	$ 63,177	$ 61,760	$ 60,948	$ 193,952	$ 181,858
Impact of FTE adjustment	118	116	114	86	79	348	249
Net Interest Income including FTE adjustment	**$ 63,621**	**$ 67,388**	**$ 63,291**	**$ 61,846**	**$ 61,027**	**$ 194,300**	**$ 182,107**
Total noninterest income	16,946	15,006	14,688	16,376	13,943	46,640	40,356
Total noninterest expense	51,674	42,399	47,798	38,057	38,583	141,871	122,682
Pre-Tax Pre-Provision Earnings	**$ 28,893**	**$ 39,995**	**$ 30,181**	**$ 40,165**	**$ 36,387**	**$ 99,069**	**$ 99,781**
Total Adjustments to Noninterest Income	(4)	(1,230)	(19)	(2,539)	(109)	(1,253)	366
Total Adjustments to Noninterest Expense	(7,510)	(2,146)	(6,047)	(2,093)	(1,934)	(15,703)	(6,694)
Adjusted Pre-Tax Pre-Provision Earnings	**$ 36,399**	**$ 40,911**	**$ 36,209**	**$ 39,719**	**$ 38,212**	**$ 113,519**	**$ 106,841**
Average Assets	$ 8,086,890	$ 7,913,002	$ 7,055,543	$ 6,996,214	$ 6,820,576	$ 7,686,611	$ 6,775,697
Less average goodwill and intangible assets	(228,801)	(230,871)	(226,712)	(226,060)	(227,389)	(228,795)	(228,710)
Average Tangible Assets	**$ 7,858,089**	**$ 7,682,131**	**$ 6,828,831**	**$ 6,770,154**	**$ 6,593,187**	**$ 7,457,816**	**$ 6,546,987**
Return on Average Assets (ROA)	1.11 %	1.27 %	0.04 %	1.54 %	1.49 %	0.84 %	1.41 %
Impact of removing average intangible assets and related amortization	0.09	0.10	0.07	0.12	0.12	0.09	0.12

Seacoast BANKING CORPORATION OF FLORIDA
THIRD QUARTER 2020
32

GAAP to Non-GAAP Reconciliation

90 +YEARS

(Amounts in thousands except per share data)	Quarterly Trend 3Q'20	2Q'20	1Q'20	4Q'19	3Q'19	Nine Months Ended 3Q'20	3Q'19
Return on Average Tangible Assets (ROTA)	1.20	1.37	0.11	1.66	1.61	0.93	1.53
Impact of other adjustments for Adjusted Net Income	0.18	(0.04)	0.21	(0.09)	0.06	0.11	0.06
Adjusted Return on Average Tangible Assets	**1.38**	**1.33**	**0.32**	**1.57**	**1.67**	**1.04**	**1.59**
Average Shareholders' Equity	$ 1,061,807	$ 1,013,095	$ 993,993	$ 976,200	$ 946,670	$ 1,023,107	$ 912,817
Less average goodwill and intangible assets	(228,801)	(230,871)	(226,712)	(226,060)	(227,389)	(228,795)	(228,710)
Average Tangible Equity	**$ 833,006**	**$ 782,224**	**$ 767,281**	**$ 750,140**	**$ 719,281**	**$ 794,312**	**$ 684,107**
Return on Average Shareholders' Equity	8.48 %	9.96 %	0.29 %	11.04 %	10.73 %	6.32 %	10.48 %
Impact of removing average intangible assets and related amortization	2.87	3.51	0.66	3.91	4.00	2.39	4.15
Return on Average Tangible Common Equity (ROTCE)	11.35	13.47	0.95	14.95	14.73	8.71	14.63
Impact of other adjustments for Adjusted Net Income	1.71	(0.38)	1.91	(0.76)	0.57	1.09	0.57
Adjusted Return on Average Tangible Common Equity	**13.06**	**13.09**	**2.86**	**14.19**	**15.30**	**9.80**	**15.20**
Loan Interest Income[1]	$ 60,573	$ 64,929	$ 63,524	$ 62,922	$ 63,138	$ 189,026	$ 187,808
Accretion on acquired loans	(3,254)	(2,988)	(4,287)	(3,407)	(3,859)	(10,529)	(11,963)
Interest and fees on PPP loans	(1,719)	(5,068)	—	—	—	(6,787)	—
Loan interest income excluding PPP and accretion on acquired loans	**$ 55,600**	**$ 56,873**	**$ 59,237**	**$ 59,515**	**$ 59,279**	**$ 171,710**	**$ 175,845**
Yield on Loans[1]	4.11 %	4.56 %	4.90 %	4.89 %	5.06 %	4.51 %	5.15 %
Impact of accretion on acquired loans	(0.22)	(0.21)	(0.33)	(0.26)	(0.30)	(0.25)	(0.33)
Yield on loans excluding PPP and accretion on acquired loans	0.33	(0.04)	—	—	—	0.11	—
Yield on loans excluding PPP and accretion on acquired loans	**4.22 %**	**4.31 %**	**4.57 %**	**4.63 %**	**4.76 %**	**4.37 %**	**4.82 %**

[1]On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

Seacoast BANKING CORPORATION OF FLORIDA

THIRD QUARTER 2020

33

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 3Q'20	2Q'20	1Q'20	4Q'19	3Q'19	Nine Months Ended 3Q'20	3Q'19
Net Interest income[1]	$ 63,621	$ 67,388	$ 63,291	$ 61,846	$ 61,027	$ 194,300	$ 182,107
Accretion on acquired loans	(3,254)	(2,988)	(4,287)	(3,407)	(3,859)	(10,529)	(11,963)
Interest and fees on PPP loans	(1,719)	(5,068)	—	—	—	(6,787)	—
Net interest income excluding PPP and accretion on acquired loans	**$ 58,648**	**$ 59,332**	**$ 59,004**	**$ 58,439**	**$ 57,168**	**$ 176,984**	**$ 170,144**
Net Interest Margin[1]	3.40 %	3.70 %	3.93 %	3.84 %	3.89 %	3.67 %	3.95 %
Impact of accretion on acquired loans	(0.17)	(0.16)	(0.27)	(0.21)	(0.25)	(0.20)	(0.26)
Impact of PPP loans	0.19	(0.08)	—	—	—	0.04	—
Net interest margin excluding PPP and accretion on acquired loans	**3.42 %**	**3.46 %**	**3.66 %**	**3.63 %**	**3.64 %**	**3.51 %**	**3.69 %**
Security Interest Income[1]	$ 7,129	$ 7,725	$ 8,848	$ 8,662	$ 8,966	$ 23,702	$ 27,387
Tax equivalent adjustment on securities	(32)	(31)	(30)	(32)	(33)	(93)	(108)
Security interest income excluding tax equivalent adjustment	**$ 7,097**	**$ 7,694**	**$ 8,818**	**$ 8,630**	**$ 8,933**	**$ 23,609**	**$ 27,279**
Loan Interest Income[1]	$ 60,573	$ 64,929	$ 63,524	$ 62,922	$ 63,138	$ 189,026	$ 187,808
Tax equivalent adjustment on loans	(86)	(85)	(84)	(54)	(46)	(255)	(141)
Loan interest income excluding tax equivalent adjustment	**$ 60,487**	**$ 64,844**	**$ 63,440**	**$ 62,868**	**$ 63,092**	**$ 188,771**	**$ 187,667**
Net Interest Income[1]	$ 63,621	$ 67,388	$ 63,291	$ 61,846	$ 61,027	$ 194,300	$ 182,107
Tax equivalent adjustment on securities	(32)	(31)	(30)	(32)	(33)	(93)	(108)
Tax equivalent adjustment on loans	(86)	(85)	(84)	(54)	(46)	(255)	(141)
Net interest income excluding tax equivalent adjustment	**$ 63,503**	**$ 67,272**	**$ 63,177**	**$ 61,760**	**$ 60,948**	**$ 193,952**	**$ 181,858**

[1]On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

Seacoast BANKING CORPORATION OF FLORIDA

THIRD QUARTER 2020

34